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                                                                    EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Board of Directors
Ilife.com, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-87955) on Form S-8 of ilife.com, Inc. (formerly Intelligent Life Corporation) of our report dated July 23, 1998 relating to the balance sheet of ilife.com, Inc. as of June 30, 1997, and the related statements of operations, redeemable stock and stockholders' equity (deficit) and cash flows for the year ended June 30, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of ilife.com, Inc.

Thomas & Clough Co., P.A.


Palm Beach, Florida
April 14, 2000